SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2017

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 17, 2017 (the “Meeting”).

(b)	Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.	To elect eight directors;

2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2017; and

3.	To approve, by non-binding vote, the Company's named executive officer compensation.

At the Meeting, 17,118,105 shares of common stock were represented in person or by proxy, or 88.87 percent of the 19,261,245 shares outstanding and entitled to vote at the Meeting as of March 17, 2017, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1.    Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,212,671	1,194,834	3,710,600
Marc J. Cramer	12,934,405	473,100	3,710,600
Paul D. Davis	12,934,796	472,709	3,710,600
Kevin R. Kelly	12,936,163	471,342	3,710,600
David R. Lord	12,824,205	583,300	3,710,600
Nickolas A. Mills	12,955,815	451,615	3,710,600
Michael R. Taylor	12,960,076	447,429	3,710,600
Jacqueline Smith Woodward	12,960,972	446,533	3,710,600

 2.    Ratification of Auditors. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2017 was approved by the following vote:

For	Against	Abstentions
16,907,449	86,895	123,761

3.    Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by the Board of Directors, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,880,215	440,080	87,210	3,710,600

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 22, 2017	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer